SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported) May 1, 2000

                               SITEK, INCORPORATED
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             (Exact name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                33-28417                                         95-4585824
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        (Commission File Number)                              (I.R.S. Employer
                                                             Identification No.)

  1817 West 4th Street, Tempe, Arizona                             85281
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (602) 921-8555
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              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

On March 29, 2000, the Registrant and a corporate investor entered into a Series A Preferred Stock Purchase Agreement pursuant to which the Registrant issued 250,000 shares of its Series A Preferred Stock to the corporate investor and the corporate investor paid Registrant $1.5 million in immediately available funds. The Stock Purchase Agreement also provides for a possible future $1.5 million investment by the corporate investor for an additional 250,000 shares subject to certain conditions. The Series A Preferred Stock is convertible to common stock at a certain exchange ratio, which is intially one-to-one, but which is subject to adjustment upon certain events. Under the Stock Purchase Agreement, the corporate investor was granted registration rights, rights of first refusal and co-sale, as well as board observation rights. In addition to the equity investment, the Registrant entered into an agreement for the development of certain technology. Registrant is required to use the proceeds of the investment in furtherance of such agreement.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SITEK, Incorporated
                                       (Registrant)


Date: May 1, 2000                      By: /s/ Don Jackson, Jr.
                                           ------------------------------------
                                           Don Jackson, Jr., President, Director
                                           and Chief Executive Officer

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